UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Initial Report (Date of earliest event reported): September 10, 2002

CLEAN HARBORS, INC.
(Exact name of registrant as specified in charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Washington Street Braintree, Massachusetts	02184-7535
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 849-1800 ext. 4454

Item 7.    Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

This amendment on Form 8-K/A amends the Current Report on Form 8-K dated September 10, 2002 (the “Initial Report”) filed by Clean Harbors, Inc. (the “Company”) on September 25, 2002. Pursuant to Item 2 of Form 8-K, the Initial Report described the acquisition by the Company and certain of its subsidiaries of substantially all of the assets of the Chemical Services Division (the “CSD”) of Safety-Kleen Services, Inc. (the “Seller”). The purchase by the Company included the operating assets of 56 of the Seller’s subsidiaries in the United States and the stock of five of the Seller’s subsidiaries in Canada. The purchase by the Company was made pursuant to a sale order issued on June 18, 2002 (the “Sale Order”) by the Bankruptcy Court for the District of Delaware as part of the proceedings under Chapter 11 of the Bankruptcy Code in which Safety-Kleen Corp. (“Safety-Kleen”) and 73 of its domestic subsidiaries (including the Seller) have been operating since June 2000 as debtors in possession. The Sale Order authorized the sale of the assets of the CSD to the Company free and clear of all liens, claims, encumbrances and interests except for certain liabilities and obligations assumed by the Company as part of the purchase price. Although the sale closed on September 10, the Company and the Seller have agreed that for tax and accounting purposes and the calculation of the CSD’s working capital, the transaction shall be effective at 12:01 a.m. on Saturday, September 7.

Pursuant to Item 7 of Form 8-K, the Initial Report contained audited balance sheets of the CSD, together with notes thereto and a report thereon of Arthur Andersen LLP, as at the completion of each of the CSD’s fiscal years ended August 31, 2001, 2000, and 1999. For reasons discussed in Note 2 to such audited balance sheets of the CSD, Safety-Kleen (which has been operating under Chapter 11 of the Bankruptcy Code since June 2000) has not been able to deliver to the Company any audited statements of operations or cash flows of the CSD or related footnotes. Accordingly, as described in the Initial Report, the Company was able to file with the Initial Report the audited balance sheets of the CSD, but the Company will not be able to file complete audited financial statements (which would include statements of operations and cash flows) of the CSD or an unaudited pro forma combined statement of operations for the Company and the CSD based thereon as required by Item 7 of Form 8-K. By letter dated February 22, 2002, the staff of the Securities and Exchange Commission (the “SEC”) has provided, subject to the terms described therein, “no-action” relief to the Company with respect to the Company’s inability to file complete audited financial statements (inclusive of statements of operations and cash flows) of the CSD or an unaudited pro forma combined statement of operations of the Company and the CSD based thereon.

On November 19, 2002, the Company filed (within a five day extension of the filing date pursuant to Rule 12b-25 under the Securities Exchange Act of 1934) the Company’s Quarterly Report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2002 (the “September 30 Form 10-Q”). Since the Company’s acquisition of the CSD assets occurred during the fiscal quarter ended September 30, 2002, the Company’s consolidated balance sheet as at September 30, 2002 which is included in the September 30 Form 10-Q is a consolidated balance sheet reflecting the assets, liabilities and stockholders’ equity of the Company after giving effect to the acquisition of the CSD assets and the financing transactions which the Company entered into in order to finance such acquisition. That balance sheet is incorporated herein by reference from the Company’s September 30 Form 10-Q. Because the Company has now filed an historical consolidated balance sheet which reflects the actual results of the acquisition of the CSD assets and the related financing transactions, the Company will not, as permitted by Rule 11-02(c)(1) under the SEC’s Regulation S-X, file any separate pro forma consolidated balance sheet of the Company and the CSD as at any earlier date. The Company believes that the Company’s consolidated balance sheet as at September 30, 2002, and the notes thereto included in the September 30 Form 10-Q, fully present the information about the consolidated assets, liabilities and stockholders’ equity of the Company as at September 30, 2002 after giving effect to the acquisition of the CSD assets which will be meaningful to investors in analyzing the continuing impact of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amendment to its report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc. (Registrant)

November 21, 2002	/s/ ALAN S. MCKIM
Chairman of the Board of Directors, President and Chief Executive Officer